Press Release
For Immediate Release

Independent Bank Group, Inc. to
Acquire Collin Bank

McKINNEY, Texas, July 19, 2013 -- Independent Bank Group, Inc. (NASDAQ: IBTX), the holding company for Independent Bank, today announced that Independent Bank Group has entered into a definitive agreement to acquire Collin Bank, Plano, Texas (“Collin Bank”), a Texas state chartered bank with total assets of $204.1 million, total deposits of $161.9 million, and total equity capital of $25.8 million at March 31, 2013. Collin Bank is a full service commercial bank with one office located on the Dallas North Tollway.

Independent Bank Group Chairman and Chief Executive Officer David R. Brooks stated “We are pleased to announce the first acquisition following our initial public offering. Acquisitions within our existing markets are a component of our growth strategy. The acquisition of Collin Bank adds to our presence in Collin County, one of the most affluent counties in Texas. Collin Bank has a proven record of loan growth in this marketplace with a good deposit base. Additionally, the acquisition will provide us with a prominent location on the Dallas North Tollway, which will allow us to consolidate our current Plano office and lending team with the Collin Bank location and lenders to serve as a platform to grow additional loans and deposits in our Dallas/North Texas Region.”

Mr. Brooks continued “We are excited about this opportunity for our company and our shareholders, customers and employees. Collin Bank customers can expect to continue to receive the same level of service that they are accustomed to at Collin Bank, with the added advantage of the Independent Bank Group resources.”

“We are pleased to be joining a successful and community-oriented bank group that understands the importance of our customers,” said Martin P. Adler, Chairman of the Board of Collin Bank. “We view this as an opportunity to become part of a larger community bank that affords our customers additional products, a larger branch network, and the financial strength of a proven independent banking organization.”

Under the terms of the definitive agreement, Collin Bank shareholders will receive approximately $10.00 per share for each outstanding share of Collin Bank common stock. Approximately 65% of the consideration is payable in cash and 35% is payable in shares of Independent Bank Group common stock, subject to a maximum issuance of 300,000 Independent Bank Group shares and other related adjustments, with the exchange ratio set three days prior to the closing by utilizing the average share price of IBG common stock over a twenty day trading period. Based on the number of shares of Collin Bank stock currently outstanding, the amount of total consideration to be paid by Independent Bank Group is currently valued at approximately $29.1 million. Independent Bank Group anticipates that the acquisition will be accretive to earnings per share immediately and slightly accretive to tangible book value at closing.

The merger has been approved by the Boards of Directors of both companies and is expected to close during the fourth quarter of 2013, although delays may occur. The transaction is subject to certain conditions, including the approval by Collin Bank’s shareholders and customary regulatory approvals. Operational integration is anticipated to begin during the first quarter of 2014.

Independent Bank Group was advised in this transaction by Sandler + O’Neill Partners, L.P. as financial advisor and Haynie Rake Repass & Lowry, P.C. as legal counsel. Collin Bank was advised by Commerce Street Capital, LLC as financial advisor and Patton Boggs LLP as legal counsel.

Notice to Collin Bank Shareholders

In connection with the proposed acquisition of Collin Bank, Independent Bank Group will file with the Securities and Exchange Commission a registration statement on Form S-4 to register the shares of Independent Bank Group’s common stock to be issued to the shareholders of Collin Bank. The registration statement will include a proxy statement/prospectus which will be sent to the shareholders of Collin Bank seeking their approval of the proposed transaction.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT INDEPENDENT BANK GROUP, COLLIN BANK, AND THE PROPOSED TRANSACTION.

Investors and security holders may obtain copies of these documents free of charge through the website maintained by the Securities and Exchange Commission at http://www.sec.gov or from Independent Bank Group at its website, www.independent-bank.com. Documents filed with the SEC by Independent Bank Group will be available free of charge by directing a request by telephone or mail to Independent Bank Group, Inc., 1600 Redbud Blvd., Suite 400, McKinney, Texas 75069, 972-562-9004.

About Independent Bank Group

Independent Bank Group, through its wholly owned subsidiary, Independent Bank, provides a wide range of relationship-driven commercial banking products and services tailored to meet the needs of businesses, professionals and individuals. Independent Bank Group operates 29 banking offices in 26 communities in two market regions located in the Dallas/Fort Worth metropolitan area and the greater Austin area. As of March 31, 2013, Independent Bank Group had total assets of $1.764 billion, total loans of $1.422 billion and total deposits of $1.415 billion.

Conference Call

A conference call covering Independent Bank Group’s acquisition of Collin Bank and its 2013 second quarter earnings will be held Tuesday, July 30, 2013, at 7:30 a.m. (CST) and can be accessed by calling (877) 303-7611 and identifying the conference ID number 93877540.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates and projections about Independent Bank Group and its subsidiaries. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Independent Bank Group’s control, that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Independent Bank Group can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include, but are not limited to: the trading price of Independent Bank Group common stock; the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Independent Bank Group’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including current rate fluctuations and interest rate fluctuations; and weather. These and various other factors are discussed in Independent Bank Group’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and other reports and statements Independent Bank Group has filed with the SEC.

Contacts:

Analysts/Investors:

Torry Berntsen President and Chief Operating Officer (972) 562-9004 tberntsen@independent-bank.com	Michelle Hickox Executive Vice President and Chief Financial Officer (972) 562-9004 mhickox@independent-bank.com

Media:

Eileen Ponce Marketing Director (469) 742-9437 eponce@independent-bank.com